Exhibit 99.2

Filed by Liberty Media Corporation Pursuant to Rule 425

Under the Securities Act of 1933

Subject Company: Liberty Media Corporation

Exchange Act File No. 000-51990

Excerpts from the Press Release

As previously announced, on October 23, 2007, Liberty shareholders approved the proposed reclassification of Liberty Capital common stock into two new tracking stocks, Liberty Capital and Liberty Entertainment. The issuance of the two new tracking stocks is subject to the completion of the previously announced exchange of Liberty’s stock in News Corporation for stock in a newly formed corporate subsidiary of News Corporation that will hold News Corp’s 40% stake in DirecTV holdings, three regional sports networks, and cash.

“We are pleased our shareholders approved the new tracking stocks and look forward to issuing the new equities upon completion of the News deal. This is another step in our ongoing effort to better focus Liberty’s assets and create a stronger operating company orientation,” stated Liberty President and CEO Greg Maffei.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding the anticipated reclassification of Liberty Capital common stock, which is conditioned on the prior closing of Liberty’s exchange transaction with News Corporation . . .

Additional Information

Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the reclassified Liberty Capital tracking stock or Liberty Entertainment tracking stock. The offer and sale of Liberty’s tracking stocks in the proposed reclassification will only be made pursuant to Liberty’s effective registration statement. Liberty stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus contained therein, filed by Liberty with the SEC, because it contains important information about the transaction. A copy of the registration statement and the proxy statement/prospectus are available free of charge at the SEC’s website (http://www.sec.gov).

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Excerpts from the Slide Show

Forward Looking Statements

Additional Information

Nothing contained herein shall constitute a solicitation to buy or an offer to sell shares of the reclassified Liberty Capital tracking stock or Liberty Entertainment tracking stock.  The offer and sale of Liberty’s tracking stocks in the proposed reclassification will only be made pursuant to an effective registration statement.  Liberty stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus contained therein, filed by Liberty with the SEC, because it contains important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus are available free of charge at the SEC’s website (http://www.sec.gov).

Third Quarter Highlights

•              Received shareholder approval to issue two new tracking stocks

•              Liberty Entertainment group & Liberty Capital group

•              Contingent upon completion of NWS exchange

Liberty Capital

•              Received shareholder approval to issue two new tracking stocks

•              Liberty Entertainment group & Liberty Capital group

•              To be issued upon completion of NWS exchange

•              Progressing toward completion of News Corp exchange

Third Quarter Summary

•              Liberty Capital

•              Received approval for issuance two new trackers

•              Continuing efforts to close NWS exchange

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Excerpts from the Earnings Call

 “Company Representative: Nothing contained herein shall constitute a solicitation to buy or an offer to sell shares of the reclassified Liberty Capital tracking stock or Liberty Entertainment tracking stock. The offer and sale of Liberty tracking stocks in the proposed reclassification will only be made pursuant to Liberty’s effective registration statement. Liberty stock holders and other investors are urged to read the registration statement including the proxy statement/prospectus contained therein filed by Liberty and the SEC because it contains important information about the transaction. A copy of the registration statement and the proxy statement prospectus are available free for charge at the SEC’s website, www.SEC.gov.”

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“Company Representative: First speaker on the call is going to be our controller at Liberty, Chris Shean, who will discuss Liberty results and Liberty Capital results and also the liquidity picture of the attributed tracking stocks. . . . First I will highlight a couple of the other developments at the corporate level, and some of you may remember on October 23 our shareholders improved the issuance of two new tracking stocks, the first of these Liberty Entertainment has assets that include our expected 40% stake in DirecTV, three regional sports networks, those being in the Northwest, Rocky Mountain, and Pittsburgh, and Starz Entertainment, Fun Technologies, our 53% of Fun Technologies, 50% interest in GSN, formally the Game Show Network and approximately 33% interest in Wild Blue satellite company. In addition, the Liberty Entertainment tracker will have about 551 of attributed exchangeable debt and about a billion 87 million of cash, so thinking about that new Liberty Entertainment attributed equity, I want to first highlight how pleased we are with the performance at the DirecTV. They had a very strong quarter, gross ads up, churn down, net ads you be, ARPU up. Clearly the move to high-def and DVRs is requiring capital, but it is paying off with high quality subs. We expect as does the direct management team that hardware costs are going to continue to fall, reducing the cost of upgrades, and that they are working and will be successful to reduce the costs of frock [sic] loads and installs. The regional sports networks we are also going to be receiving in the expected News Corp deal are also performing well, good ratings at the [indiscernible] performance and Rockies performance. I think most importantly we’re looking forward to closing that deal and moving towards the next phase of Liberty Entertainment. Liberty Capital will have the remaining — the new Liberty Capital will have the remaining attributed assets, business and liabilities that were previously attributed to Liberty Capital other than those that I just mention that are being attributed to Liberty Entertainment. These new trackers are expected to be issued immediately after the completion of our exchange with News Corp. Just to highlight again the purpose of these trackers, first to reduce complexity, particularly at Liberty Entertainment, to allow investors to further focus capital in the equity they find most attractive, to create a currency, particularly at Liberty Entertainment for enhanced financial flexibility, and to further [indiscernible] our remaining non-core assets at the new Liberty Capital.”

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“Company Representative: As Greg mentioned earlier, late last month we received shareholder approval upon completion of the News Corp. exchange to reclassify our Liberty Capital tracking stock into two separate series of tracking stocks, one called Liberty Entertainment, the other Liberty Capital. We believe this will produce reduced complexity, greater focus of assets, stronger currencies for financial flexibility and increased concentration of our remaining non-core assets.”

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“Company Representative: We continue to hold large cash reserves attributed to LCAPA and on issuance of the new tracking stocks will continue to evaluate share repurchases as a means of enhancing shareholder value as our liquidity position warrants. As I mentioned a moment ago we continue to work on the completion of the News Corp. exchange and hope to close that transaction during the fourth quarter. We’re also evaluating numerous other transactions and will report on those as they arise.”

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“Company Representative: At Liberty Capital we had strong operating performance at Starz and most of the other affiliates, we talked about the approval received for the issuance of our new trackers, and we’re working to close the News exchange agreement.  . . . Looking ahead, I think as you know we’re first going to move to close that News deal. We’re going to look to issue those trackers and continue to think about ways to optimized our nonstrategic assets over at Liberty Capital and put together synergistic operating businesses at Liberty Interactive and Liberty Entertainment and create as much financial flexibility as possible to think about consolidating various assets and above all focus on trying to grow shareholder value.”

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“Caller: Two quick questions. If I can just go back to the stated objectives with the new trackers at Liberty Capital. I am still [indiscernible] this 551 exchangeable over at Liberty Entertainment. Seems like there is a risk that it reduces the amount of whole discount reduced by sort of muddying up the story a bit. My question is, is that designed to give you the flexibility to convert to an asset-backed security at some point in the future? In other words, is that why you put that there at all. . .  Thanks.

Company Representative:  Well, Jason, I will take a cut at the first one and then let Mike handle the second. Obviously we hope not to muddy the water and given the amount of cash we sent over with the exchangeable, I don’t think that is an issue. There were some I would say relatively tax motivated reasons we thought it would be better to leave the exchangeable or put it in the new tracker. I would actually say it is probably the reverse of what you’re suggesting in terms of a hard spin because while one doesn’t know exactly how a hard spin would work if one did a hard spin, that 551 exchangeable is an obligation of the parent which really is old Liberty Capital and would likely either need to be transferred or attributed back or paid off depending on whatever set of circumstances you can imagine, so Liberty Entertainment is unlikely if it ever were hard spun to ever end up with that debt per se. . . .Hopefully we’ll be able to walk through and explain in clarity the balance sheet of Liberty Entertainment, which is very under leveraged theoretically, looks like given it’s got net cash to almost 600 million, $550 million, hopefully we’ll be able to walk through and explain that.”

 “Company Representative. There was the free cash flow generation of Starz but relative to the scale of what Q does and relative to the scale of Liberty Capital, it is not the same, so that’s the logic and mentality for it, and frankly until we know where we end up, post the subsequent trackers, the new trackers, we’re going to probably watch and see how those trade, and we’re going to watch and see the free cash flow generation capability that Direct has and what our access to that capital is and how we utilize that before we make any dramatic moves. As far as the progress of satellite versus cable, I think we’re very gratified on several levels. We believed when we were looking at becoming shareholders in DirecTV that the market probably had overreacted to the power of the bundle that mentioned clearly the bundle has positives but much of what it could do and how it would hurt DirecTV was already being absorbed, and DirecTV had ways to go directly to customers and create bundles with telco that  would provide an effective means of getting to customers, and offsetting that we saw and we endorsed what management was doing with its focus on HD, its focus ongoing to the best customers in the marketplace and video oriented in the DVR segment as well and focused on the TV experience and content, and I think we’re gratified that they’ve executed very well on that plan, they continue to show upside, and they appear to have run rules — satellite appears to have run room in the marketplace. We believe that competing on that differentiated experience better video, more choice in video, more choice in consent, a great TV experience, all of those are very attractive, and they’re going to give us run room here. Will it be forever? Who knows? I think satellite has several more quarters of good growth relative to the cable choices, and we’re grad fight that it is working that way. John, do you want to add anything?”

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“Company Representative: Just looking at the quarterly results the cable guys are still eating into the telcos in data and telephony. The video side seems to be favoring satellite at the moment primarily driven by more choice in high definition which is clearly an edge at the moment in virtually all markets of DirecTV over any of its competitors, and I think Direct has done an excellent job of differentiating its [indiscernible] in sports so not only do they have high-def sports, but they have taken essentially the high-end or high road in differentiated sports, so whether it is the investment in Sunday ticket or what they do on NASCAR in terms of multiple channels when the raises are on. They’ve done an excellent job of exploiting differentiated content at high definition, and given the public’s rather accelerating takeup of high definition now on large screen, it is pretty clear. I have used the analogy the other day. I have a treadmill, and my wife bought me a large screen TV that is three feet away from the treadmill, and DirecTV which we have at home is currently offering most of their high-def channels back to back with their standard definition channels, so by clicking back and forth you can see the football game at high-def versus standard deaf, and it is dramatic to the point where if I could only watch it standard deaf, I probably would be very unhappy and go seek an alternate supplier, and I think that that is starting to impact the high-end of the marketplace in favor of DirecTV, and as Greg says, it is hard to project how long it will take cable to be able to come up with something equivalent, but I don’t believe that switched digital which is essentially the technological solution that the cable industry is hanging their hat on will be adequate to close the gap and certainly not adequate on an ad hoc basis. These opportunities to differentiate high-def power will persist for an extended period of time in at least part of the country and satellite will be able to exploit that and particularly DirecTV, so obviously we’re thrilled with the current results, and we think that they press a pretty strong potential in the exploitation of video. I wouldn’t cry for the cable guys. They’re doing extremely well one higher margin of products they’re eating at the telcos with.”

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“Company Representative: And going forward, I guess back one second we had a period where it was perceived cable had a big advantage because of the bundle and they do. As John notes they’re generating lots of RGUs and even a slowed rate versus the telcos but generated a lot of RGUs and taken share. During that time people were quite negative about DirecTV, many people, and we saw and frankly followed what the management team did there. We’re not going to claim credit, but we saw what we were doing and endorsers of it in terms of their bet on the video capabilities and the video experience, and we see that paying off. As John notes, how long that will go on, it is the game of innovation and the key is to find niches where you can be the leader and be providing a differentiated experience, and we think Direct has lots of room to do that. For now in HD, and I think down the road in content and the TV experience, what they have planned could be very interesting and powerful. The last thing I would note is the opportunity created by having an international business but one offset that we appreciate and I think if the Direct team management team is smarter, we can help is way to say think about exploiting the fact we have a national business. The guys we’re hurting the most are the ones in the buyer from the strongest telco product and where the telcos have been strong and particularly where they have files, that is a tough product to compete against particularly given the amount of marketing and dollars being invested by the telcos, and we’re lucky to have a balance business that can absorb, A, those weren’t the areas where we were strongest, DirecTV, and, B, we have the ability to grow in other markets.”

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“Company Representative: I would add to what Greg is saying. When you have a national business, your services are ubiquitously available, it gives you enormous opportunities in content that frankly TCI and cable never had because of the vulcanization of the cable footprint, so that is a very important ingredient long-term that favors a satellite footprint over a cable footprint i.e., the ability to make a decision on content and have that content available ubiquitously across the whole country. A cable operator, even one as big as Brian still limited to a footprint that may be 30, 35% of the country, and then only if all of his facilities are equally as capable of adding an incremental service. DirecTV has room to add an incremental service, it automatically is incrementally available on a national scale. This is a huge advantage for satellite over cable, and believe me, when I’ve been on the other side of the equation I used to worry about that a great deal.”